Exhibit 10.3
WAIVER AGREEMENT
     This Waiver Agreement (the “Agreement”) dated as of June 30, 2011 among Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and each of the investors identified on the signature pages hereto (collectively, “MHR”).
     WHEREAS, concurrently herewith the Company has entered into two Securities Purchase Agreements with those certain investors listed on the “Schedule of Buyers” thereto (collectively, the “Securities Purchase Agreements”) pursuant to which the Company has agreed to issue and sell to the investors (the “Investors”) thereto and the Investors have agreed to purchase, in each case subject to the conditions therein, an aggregate of 4,300,438 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase 3,010,307 shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”) in a private placement (the “Private Placement”).
     WHEREAS, as a result of prior transactions and agreements between MHR and the Company, the issuance of the Securities in connection with the Private Placement would trigger certain anti-dilution adjustments provided to MHR pursuant to the 11% Senior Secured Convertible Notes, dated as of September 26, 2005, as amended (the “Notes”) and Warrant Nos. A-12, A-13, A-14 and A-15, each dated as of September 21, 2006, issued by Company and Warrant Nos. A-34, A-35, A-36 and A-37, each dated June 8, 2010, issued by the Company (the “Existing Warrants”) .
     WHEREAS, the provisions of the Registration Rights Agreements between the Company and MHR, dated as of September 30, 2005 (the “Registration Rights Agreement”) restrict the ability of the Company to grant registration rights.
     WHEREAS, in exchange for the consideration provided herein, MHR agrees to, in connection with the Private Placement to the Investors, waive its Adjustment and Registration Right Restriction (as defined below).
     NOW, THEREFORE, in consideration of the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     A. This Agreement will become effective upon the Closing (as such term is defined in the Securities Purchase Agreements) (the “Effective Date”). If a Closing does not occur or if the Securities Purchase Agreements are terminated in accordance with their terms and provisions prior to the occurrence of the Closing this Agreement will become void ab initio, without any liability of any of the parties hereto under this Agreement.
     B. In consideration for MHR’s waiver of its Adjustment and Registration Right Restriction, the Company shall: (1) issue to MHR Warrants to purchase 795,000 shares of Common Stock on the same terms and conditions as the Warrants issued in the Private Placement to MHR; and (2) reimburse MHR for up to a maximum of $25,000 of MHR’s reasonable and documented fees and expenses incurred for legal services in connection with the

Private Placement, the Securities Purchase Agreements and this Agreement, against delivery of such documentation of expenses as may be reasonably requested by the Company (which such documentation shall not include descriptions of time entries and related information).
     C. Each of the undersigned hereby waives, solely to the extent such provisions would be triggered or otherwise implicated in connection with the sale and issuance of the Securities pursuant to the Private Placement or upon any issuance by the Company of shares of Common Stock upon exercise of such Warrants, the following rights:
1.	the application of any anti-dilution adjustments to the rate of conversion or conversion price of the Notes as set forth in Sections 3(d)(iv) and 3(d)(vi) of the Notes; and

2.	the application of any anti-dilution adjustments to the rate of exchange or exercise price of the Existing Warrants as set forth in Sections 7(e)(iii) and 7(e)(iv) of the Existing Warrants.

(such anti-dilution adjustments, the “Adjustment”).
     D. Each of the undersigned hereby waives, solely to the extent such provisions would be implicated in connection with the registration rights being granted by the Company to the Investors concurrently with the consummation of the Private Placement, the application of the restriction on the grant of registration rights as set forth in Section 10.1 of the Registration Rights Agreement (the “Registration Right Restriction”).
     E. Except as expressly provided herein, the execution, delivery and effectiveness of this Waiver Agreement shall not operate as a waiver of any right, adjustment, restriction, power or remedy of the undersigned or any one of them under any agreement or document, including but not limited to the Notes, the Existing Warrants or the Registration Rights Agreement. The Company acknowledges that nothing in this waiver shall be construed as a waiver of MHR’s rights with respect to any future issuance, sale, conversion or exercise of securities of the Company (except for the issuance of Common Stock upon exercise of the Warrants) or any other transaction or upon any other event.
     F. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.
     G. This Agreement may be executed in multiple counterparts each of which shall be deemed an original, but all of which will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or .pdf transmission.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first indicated above.

COMPANY

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ Michael R. Garone

Name:	Michael R. Garone

Title:	Interim Chief Executive Officer and Chief Financial Officer

[Signature Page to Waiver Agreement]

INVESTORS

MHR CAPITAL PARTNERS (100) LP

By:	/s/ Hal Goldstein

Name:	Hal Goldstein

Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS II LP

By:	/s/ Hal Goldstein

Name:	Hal Goldstein

Title:	Authorized Signatory

MHR INSTITUTIONAL PARTNERS IIA LP

By:	/s/ Hal Goldstein

Name:	Hal Goldstein

Title:	Authorized Signatory

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By:	/s/ Hal Goldstein

Name:	Hal Goldstein

Title:	Authorized Signatory

[Signature Page to Waiver Agreement]